April 2, 1997

BY EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attn: Filing Officer

RE:  Form 8-A Relating to the Common
     Stock, Par Value $.001 Per Share, of
     FiberMark, Inc.


Dear Sirs:

     On behalf of FiberMark, Inc. (the "Company"), we are hereby filing with the Securities and Exchange Commission the Registration Statement of the Company on Form 8-A dated April 2, 1997.

     In addition, please consider this a request for acceleration so that the effective date for the Registration Statement referred to above will be as of April 4, 1997. It is our understanding that the Registration Statement referred to above will not be effective until the Commission has been notified by the New York Stock Exchange that 4,569,912 shares of the Company's Common Stock have been approved by the Exchange for listing and registration. We presently expect that to occur on April 4, 1997.

The Securities and Exchange Commission
Page 2



     Please feel free to call Frank L. Schiff, (212) 819-8752, S. Ward Atterbury, (212) 819-8331, or Nicholas P. Coleman, (212) 819-8393 of this office with any questions or comments regarding the foregoing.

                              Very truly yours,



                              White & Case

Enclosures